UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                                 Amendment No. 3

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              CAVALIER HOMES, INC.
              -----------------------------------------------------
              (Exact name of registrant as specified in its charter)

              Delaware                                  63-0949734
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)
       32 Wilson Boulevard 100
          Addison, Alabama                                35540
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(Address of principal executive offices)                (Zip Code)
Securities to be registered pursuant to
Section 12(b) of the Act:

  Title of each class                         Name of each exchange on which
  to be so registered                         each class is to be registered

   Common Stock                                  American Stock Exchange
-----------------------                       -------------------------------




If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X
                                           ---
If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates:
_______________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
------------------------------------------------------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         In connection with Cavalier Homes, Inc., a Delaware corporation ("Cavalier"), transferring the listing of its common stock, par value $0.01 per share (the "Common Stock"), from the New York Stock Exchange to the American Stock Exchange, Cavalier is hereby amending the Registration Statement on Form 8-A relating to the Common stock filed with the Securities and Exchange Commission (the "Commission") on December 9, 1987, as amended.

Item 1. Description of Registrant's Securities to be Registered.

         We hereby incorporate the description of the Common Stock by reference to the description appearing in Cavalier's Registration Statement on Form 8-A, filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 9, 1987, as amended by Cavalier's Form 8-A dated December 16, 1987, and as updated (A) in the Registration Statement on Form S-3, effective June 23, 1993 (File No. 1-9792), to reflect the increase in the number of shares of authorized Common Stock from 5,000,000 shares to 15,000,000 shares, (B) by the amended Registration Statement on Form 8-A filed with the Commission under the Exchange Act on December 2, 1994 (File No. 1-9792), reflecting the listing of the Common Stock on the New York Stock Exchange, (C) under the caption "Proposed Amendment to Certificate of Incorporation" in Cavalier's Proxy Statement dated March 25, 1997 (File No. 1-9792) to reflect the increase of the number of shares of authorized Common Stock from 15,000,000 to 50,000,000 and (D) under the caption "Description of Cavalier Common Stock" in Cavalier's Registration Statement on Form S-4, filed with the Commission on December 12, 1997 (Registration No. 333-41319).

Item 2. Exhibits.

Exhibit No.       Description
-----------       -----------
3(a)              Composite Amended and Restated Certificate of Incorporation
                  of Cavalier (incorporated by reference to Exhibit 3(a) to Cavalier's Annual Report on Form 10-K for the year ended
                  December 31, 1998.

3(b)              Amended and Restated By-laws of Cavalier.


                                    SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           CAVALIER HOMES, INC.


Date: March 3, 2004                 By:          /s/ David A. Roberson
                                    -----------------------------------
                                                     David A. Roberson
                                                     Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
3(a)              Composite Amended and Restated Certificate of Incorporation
                  of Cavalier (incorporated by reference to Exhibit 3(a) to Cavalier's Annual Report on Form 10-K for the year ended
                  December 31, 1998.

3(b)              Amended and Restated By-laws of Cavalier.

                                                       EXHIBIT 3(b)

















                              AMENDED AND RESTATED

                                  B Y - L A W S

                                       OF

                              CAVALIER HOMES, INC.

                             A Delaware Corporation

23

                                TABLE OF CONTENTS

ARTICLE I......................................................................3
   OFFICES.....................................................................3
      Section 1.1       Registered Office......................................3
      Section 1.2       Additional Offices.....................................3
      Section 1.3       Books and Records......................................3
ARTICLE II.....................................................................3
   MEETINGS OF STOCKHOLDERS....................................................3
      Section 2.1       Place of Meeting.......................................3
      Section 2.2       Annual Meetings........................................3
      Section 2.3       Notice of Annual Meetings..............................3
      Section 2.4       Notice of Stockholder Business and Nominations.........4
      Section 2.5       Procedure for Election of Directors....................6
      Section 2.6       Special Meetings.......................................6
      Section 2.7       Notice of Special Meetings.............................6
      Section 2.8       Business at Special Meetings...........................6
      Section 2.9       List of Stockholders...................................6
      Section 2.10      Record Date............................................6
      Section 2.11      Quorum.................................................7
      Section 2.12      Voting.................................................7
      Section 2.13      Proxies................................................8
      Section 2.14      Inspectors of Elections; Opening and Closing the Polls.8
      Section 2.15      Postponement, Cancellation and Conduct of Meetings.....8
      Section 2.16      Record Date for Action by Written Consent..............9
      Section 2.17      Inspectors of Written Consent..........................9
      Section 2.18      Effectiveness of Written Consent......................10
ARTICLE III...................................................................10
   DIRECTORS..................................................................10
      Section 3.1       Number and Term.......................................10
      Section 3.2       Vacancies; Removal....................................10
      Section 3.3       Stock Ownership Requirement...........................11
      Section 3.4       Retirement............................................11
      Section 3.5       Powers................................................11
      Section 3.6       Place of Meetings.....................................11
      Section 3.7       Annual Meetings.......................................11
      Section 3.8       Regular Meetings......................................11
      Section 3.9       Special Meetings......................................11
      Section 3.10      Quorum; Telephone Meetings............................12
      Section 3.11      Action by Consent.....................................12
      Section 3.12      Committees............................................12
      Section 3.13      Minutes of Committees.................................13
      Section 3.14      Compensation..........................................13
      Section 3.15      Conflict of Interest..................................13
      Section 3.16      Presumption of Assent.................................13
      Section 4.1       Notice to Stockholders................................14

      Section 4.2       Notice to Directors...................................14
      Section 4.3       Waiver of Notice......................................14
ARTICLE V.....................................................................15
   OFFICERS...................................................................15
      Section 5.1       Officers..............................................15
      Section 5.2       Compensation..........................................15
      Section 5.3       Election and Term of Office...........................15
      Section 5.4       Removal...............................................16
      Section 5.5       Vacancies.............................................16
      Section 5.6       Duties of Officers....................................16
ARTICLE VI....................................................................18
   CERTIFICATES OF STOCK......................................................18
      Section 6.1       Certificates..........................................18
      Section 6.2       Signatures............................................18
      Section 6.3       Lost, Stolen or Destroyed Certificates................18
      Section 6.4       Transfer of Stock.....................................18
      Section 6.5       Registered Stockholders...............................19
ARTICLE VII...................................................................19
   INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES.......................19
      Section 7.1       Indemnification in Actions Arising Out of Capacity as
      Officer, Directors, Employee or Agent...................................19
      Section 7.2       Indemnification in Actions by or in Right of
      Corporation.............................................................19
      Section 7.3       Indemnification When Successful on Merits or
      Otherwise...............................................................20
      Section 7.4       Determination of Meeting Applicable Standard..........20
      Section 7.5       Payment of Expenses in Advance of Disposition of
      Action..................................................................20
      Section 7.6       Nonexclusivity of Article.............................20
      Section 7.7       Insurance.............................................21
      Section 7.8       Constituent Corporations..............................21
      Section 7.9       Definitions...........................................21
ARTICLE VIII..................................................................21
   GENERAL PROVISIONS.........................................................21
      Section 8.1       Dividends.............................................21
      Section 8.2       Reserves..............................................22
      Section 8.3       Checks................................................22
      Section 8.4       Fiscal Year...........................................22
      Section 8.5       Seal..................................................22
      Section 8.6       Contracts.............................................22
      Section 8.7       Voting of Corporation's Securities....................22
      Section 8.8       Procedure.............................................23
      Section 8.9       Resignations..........................................23
ARTICLE IX....................................................................23
   AMENDMENT OF BY-LAWS.......................................................23
HISTORY OF BY-LAWS............................................................23

                              AMENDED AND RESTATED
                                   BY-LAWS OF
                              CAVALIER HOMES, INC.

                             A Delaware Corporation



                                    ARTICLE I

                                     OFFICES

        Section 1.1       Registered Office.   The registered office shall be
in the City of Wilmington, County of New Castle, State of Delaware.

        Section 1.2       Additional Offices.   The principal office of the
corporation shall be located in Addison, Alabama. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

        Section 1.3       Books and Records.   Books and records of the
corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the board of directors.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        Section 2.1       Place of Meeting.   All meetings of the stockholders
for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

        Section 2.2       Annual Meetings.   The annual meeting of stockholders
of the corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors. At the annual meeting, the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

        Section 2.3       Notice of Annual Meetings.   Unless otherwise required
by law, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such further notice shall be given as may be required by law.

        Section 2.4       Notice of Stockholder Business and Nominations.

                (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the corporation's notice of meeting, (B) by or at the direction of the board of directors or (C) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this by-law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law.

                        (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of Paragraph (a)(1) of this by-law, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the sixtieth (45th) day nor earlier than the close of business on the ninetieth
(90th) day prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after (other than as a result of adjournment) the anniversary date of the prior year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and beneficial owner.

                        (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this by-law to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

                (b)Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (A) by or at the direction of the board of directors or (B) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this by-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this by-law shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                (c)General. (1) Only such persons who are nominated in accordance with the procedures set forth in this by-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this by-law. Except as otherwise provided by law, the certificate of incorporation or these by-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this by-law; and, if any proposed nomination or business is not in compliance with this by-law, to declare that such defective proposal or nomination shall be disregarded.

                (2) For purposes of this by-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange

Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                (3) Notwithstanding the foregoing provisions of this by-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law. Nothing in this by-law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

        Section 2.5       Procedure for Election of Directors.   Except as
otherwise provided by the certificate of incorporation of the corporation, election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot.

        Section 2.6       Special Meetings.   Special meetings of the
stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the total number of directors which the corporation would have if there were no vacancies (the "Whole Board"). Such request shall state the purpose or purposes of the proposed meeting.

        Section 2.7       Notice of Special Meetings.   Unless otherwise
required by law, written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Such further notice shall be given as may be required by law.

        Section 2.8       Business at Special Meetings.   Business transacted
at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        Section 2.9       List of Stockholders.   The officer who has charge of
the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or stock ledger or to vote, in person or by proxy, at any meeting of stockholders. Except as otherwise required by law, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

        Section 2.10      Record Date.   In order that the corporation may
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or allotment of any rights or the stockholders entitled to exercise any rights of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

        Section 2.11 Quorum. Except as otherwise provided by law or the corporation's certificate of incorporation, the holders of a majority of the total votes (as determined in the manner provided in Section 2.12 below) of all classes of the stock issued and outstanding and entitled to vote thereat (the "Voting Stock") (all such classes being aggregated together as a single class for purposes of determining a quorum under this Section 2.11), present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction for such business. At any meeting of stockholders, whether annual or special, or any adjournment thereof, including any such meeting at which a quorum shall not be present or represented, the chairman of the meeting or a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        Section 2.12 Voting. Unless otherwise provided in the certificate of incorporation of the corporation, and subject to the provisions of the General Corporation Law of the State of Delaware concerning the fixing of a date for determination of stockholders of record, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. When a quorum is present at any meeting, the vote of the holders of a majority of the "total votes" of the stock present in person or represented by proxy at such meeting shall decide any question, other than the election of directors, brought before such meeting, unless the question is one upon which by express provision of a statute, the rules of any exchange (including, without limitation, the New York Stock Exchange, Inc.) or other medium on which the corporation's stock is listed or that otherwise facilitates the trading thereof, or the certificate of incorporation, a different vote (whether such different vote would require a higher or lower threshold of votes to decide a question) is required, in which case such express provision shall govern and control the decision of such question. All classes of stock of the corporation will vote together as a single class on all matters coming before the stockholders, except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation. For purposes of these by-laws, "total votes" shall be determined (i) by multiplying the number of shares of each class of stock entitled to vote by the number of votes for each share of such class as authorized by the certificate of incorporation (or in the absence of such express authorization in the certificate of incorporation, the number of votes for each share as provided by the General Corporation Law of the State of Delaware), and (ii) by totaling the sum of the votes of each class as determined in (i), which shall produce the number of "total votes." Subject to the provisions of the certificate of incorporation and to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, all elections of directors by the stockholders of the corporation shall be by plurality vote of the "total votes."

        Section 2.13      Proxies.   At all meetings of stockholders, a
stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by his duly authorized attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

        Section 2.14      Inspectors of Elections; Opening and Closing the
Polls.   The board of directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

        Section 2.15 Postponement, Cancellation and Conduct of
Meetings. Any previously scheduled meeting of the stockholders may be postponed, and (unless the certificate of incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the board of directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. The board of directors may to the extent not prohibited by law adopt by resolution such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;
(iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

        Section 2.16 Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

        Section 2.17 Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 2.16, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with Section 2.16 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

        Section 2.18      Effectiveness of Written Consent.   Every written
consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated written consent was received in accordance with Section 2.16, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed in Section 2.16.



                                   ARTICLE III

                                    DIRECTORS

        Section 3.1       Number and Term.   The number of directors which
shall constitute the Whole Board shall be not less than one nor more than ten, the exact number to be determined by resolution of a majority of the Whole Board, subject to the rights of the holders of any series of Preferred Stock to elect directors in specified circumstances. The number of directors may be increased or decreased from time to time in the manner provided by the by-laws for the amendment thereof, but no decrease shall have the effect of shortening the term of any incumbent director. Any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualify.

        Section 3.2 Vacancies; Removal. Subject to the certificate of incorporation of the corporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner removed. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the Whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire board of directors, may be removed from office at any time, with or without cause, by the holders of a majority of shares of the corporation then entitled to vote generally in the election of directors. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.

        Section 3.3 Stock Ownership Requirement. Each director shall be a stockholder of the corporation; provided, however, that directors serving on the board of directors on the date of adoption of this requirement shall not be required to be stockholders of the corporation. Directors shall serve for the terms for which they are elected and until their successors shall have been elected and duly qualified, unless any such term is sooner ended as herein permitted; provided, however, that if a director ceases to hold at least 5,000 shares of the corporation's common stock, the disposition of the stock shall constitute a resignation of the director's office as a director. If a director does not hold at least 5,000 shares of the corporation's common stock at the date of his or her initial election to the board of directors, such newly elected director shall have a period of 24 months following the date of election to acquire a sufficient number of shares so as to hold at least 5,000 shares. Failure to hold at least 5,000 shares as of the end of such 24-month period shall constitute a resignation of the director's office as a director.

        Section 3.4       Retirement.   Any director will be expected to retire
from the board of directors at the first meeting of the board immediately following such director's seventieth birthday; provided, however, that any member of the board of directors who has reached his seventieth birthday prior to the date this by-law provision is adopted will be expected to retire from the board at the first meeting of the board immediately following such director's seventy-fifth birthday.

        Section 3.5       Powers.   The business and operations of the
corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws required to be exercised or done by the stockholders.

        Section 3.6       Place of Meetings.   The board of directors of the
corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

        Section 3.7       Annual Meetings.   The first meeting of each newly
elected board of directors shall be held at the same place as the annual meeting of the stockholders immediately following the adjournment thereof, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the board of directors to hold such meeting at the same place as the annual meeting of the stockholders immediately following the adjournment thereof, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

        Section 3.8       Regular Meetings.   Regular meetings of the board of
directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

        Section 3.9       Special Meetings.   Special meetings of the board may
be called by the chairman of the board or the president on one (1) days' notice to each director, delivered in the manner provided in Section 4.2 of these by-laws; special meetings shall be called by the chairman of the board or the president in like manner and on like notice upon the written request of two (2) directors.

        Section 3.10 Quorum; Telephone Meetings. At all meetings of the board, a majority of the directors then constituting the total number of the board, but not less than two (2) directors except when a board of one (1) director is authorized and acting, then one director, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any director may participate in any meeting of the board of directors or a committee of the board of directors by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to the provisions of this Section 3.8 shall constitute presence in person at such meeting.

        Section 3.11      Action by Consent.   Unless otherwise restricted by
the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

        Section 3.12      Committees.   The board of directors may, by
resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise the powers and authority of the board of directors in the management of the business and operations of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in any resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in
Section 151(a) of the General Corporation Law of the State of Delaware, or any successor provision thereto, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, or any successor provision thereto. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

        Section 3.13      Minutes of Committees.   Each committee shall keep
regular minutes of its meetings and report the same to the board of directors when required.

        Section 3.14      Compensation.   Unless otherwise restricted by the
certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any other compensation for directors nor shall it preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 3.15      Conflict of Interest.

                (a) No contract or other transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the corporation's directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for such reason, or solely because such director or directors or officer or officers are present at or participates in the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or solely because such director's or directors' votes are counted for such purpose, if (1) the material facts as to such director's or directors' relationships or interests and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to such director's or directors' relationships or interests as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

                (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

        Section 3.16      Presumption of Assent.   A director of the corporation
who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.



                                   ARTICLE IV

                                     NOTICES

        Section 4.1       Notice to Stockholders.   Whenever, under the
provisions of applicable law or of the certificate of incorporation or of these by-laws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice only, but such notice may be given in writing, by mail, addressed to such stockholder, at such stockholder's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

        Section 4.2 Notice to Directors. Whenever, under the provisions of applicable law or of the certificate of incorporation or of these by-laws, notice is required to be given to any director, it shall be delivered by the chairman of the board, the president or the secretary to such director within the time provided in Section 3.7 of these by-laws. Such notice either (i) may be in writing (A) delivered personally, (B) delivered by mailing to a director at such director's address as it appears in the records of the corporation, (C) delivered by telecopier or other means of electronic facsimile transmission or (D) delivered by telegram or (ii) may be oral given either in person or by telephone. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If by telecopier or other electronic means of facsimile transmittal, such notice shall be deemed delivered upon completion of transmittal from the sender thereof, provided that it shall have been directed to such a place as is reasonably calculated to cause actual receipt of such notice by such director. If by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company, provided that the notice shall have been directed to such a place as is reasonably calculated to cause actual receipt of such notice by such director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in any notice of such meeting, except for amendments to these by-laws, as provided under Article IX.

        Section 4.3 Waiver of Notice. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware or of the certificate of incorporation or of these by-laws to a stockholder or director, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein or the time of any meeting, shall be deemed equivalent to giving such notice.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by statute or the certificate of incorporation.



                                    ARTICLE V

                                    OFFICERS

        Section 5.1 Officers. The elected officers of the corporation shall be a chairman of the board, a president, a secretary, a treasurer and such other officers (including, without limitation, a chief financial officer) as the board of directors from time to time may deem proper. All officers elected by the board of directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this
Article V. Such officers shall also have such powers and duties as from time to time may be conferred by the board of directors or any committee thereof. The board of directors may from time to time elect such other officers (including one or more assistant vice presidents, assistant secretaries, assistant treasurers and assistant controllers) and such agents, as may be necessary or desirable for the conduct of the business of the corporation. Any committee of the board of directors may from time to time elect, or the chairman of the board or the president may appoint, officers and assistant officers (including one or more assistant vice presidents, assistant secretaries, assistant treasurers and assistant controllers, but excluding the chairman of the board, president, secretary, treasurer, chief financial officer and other senior elected officers which shall be elected solely by the board of directors) as may be necessary or desirable for the conduct of the business of the corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these by-laws or as may be prescribed by the board of directors or such committee or by the chairman of the board or the president, as the case may be. Any number of offices may be held by the same person unless the certificate of incorporation otherwise provides.

        Section 5.2       Compensation.   The salaries and other compensation
of all elected officers of the corporation shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the corporation.


        Section 5.3       Election and Term of Office.   The elected officers
of the corporation shall be elected annually by the board of directors at the regular meeting of the board of directors held on the date of the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or be removed from office.

        Section 5.4       Removal.   Any officer elected, or agent appointed,
by the board of directors may be removed, with or without cause, by the affirmative vote of a majority of the Whole Board. Any officer elected by a committee of the board of directors may be removed by the affirmative vote of a majority of said committee or the Whole Board, with or without cause. Any officer or agent appointed by the chairman of the board or the president may be removed by such officer or the affirmative vote of a majority of the Whole Board or a committee thereof, with or without cause. No elected officer or other officer or agent shall have any contractual rights against the corporation for compensation by virtue of such officer's or agent's election or appointment beyond the date of the election or appointment of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee benefit or deferred compensation plan.

        Section 5.5       Vacancies.   A newly created elected office and a
vacancy in any elected office because of death, resignation, or removal may be filled by the board of directors for the unexpired portion of the term at any meeting of the board of directors. Any vacancy in an office appointed by the chairman of the board or the president because of death, resignation, or removal may be filled by the chairman of the board or the president.

        Section 5.6       Duties of Officers.   The officers of the
corporation, if and when elected by the board of directors of the corporation, shall have the following duties:

                (a) Chairman of the Board. The chairman of the board shall, subject to the direction of the board of directors, supervise and control the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the board of directors. He may sign certificates for shares of the corporation and deeds, mortgages, bonds, contracts or other instruments on behalf of the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. In general, he shall perform all duties incident to the office of chairman of the board and such other duties as may be prescribed by the board of directors.

                (b) President. The president shall be the chief executive and chief administrative officer of the corporation and shall have general and active management of such areas and divisions of the business of the corporation as may be designated by the board of directors or by the chairman of the board. The president of the corporation shall carry into effect the orders of the chairman of the board and the board of directors. In the absence of the chairman of the board or in the event of his death or inability to act, the president shall perform the duties of the chairman of the board, and when so acting shall have all the powers of and be subject to all the restrictions upon the chairman of the board. The president may sign certificates for shares of the corporation and deeds, mortgages, bonds, contracts or other instruments on behalf of the corporation except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. In general, the president shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors or the chairman of the board.

                (c) Vice Presidents. In the absence of the president or in the event of the president's death or inability to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order determined by the board of directors) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties as from time to time may be assigned to the vice president by the chairman of the board, the president or the board of directors.

                (d) Secretary. The secretary shall keep the minutes of the proceedings of the stockholders and of the board of directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; be custodian of the corporate records and of the seal of the corporation; see that the seal of the corporation is affixed to all appropriate documents, the execution of which on behalf of the corporation under its seal is duly authorized; keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; sign with the chairman of the board, the president or the treasurer certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; have general charge of the stock transfer books of the corporation; and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the chairman of the board, the president, or the board of directors. If there is no treasurer of the corporation, the secretary shall assume the authority and duties of treasurer.

                (e) Treasurer. If there is a treasurer of the corporation, he shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as may be designated by the board of directors, and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the treasurer by the chairman of the board, president, or the board of directors. The treasurer may sign certificates for shares of the corporation. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of such treasurer's duties in such sum and with such surety or sureties as the board of directors shall determine.

                (f) Assistant Secretaries and Assistant Treasurers. The assistant secretary, or if there shall be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The board of directors may require any assistant treasurer to give a bond for the faithful discharge of such assistant treasurer's duties in such sums and with such surety or sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers shall all perform such other duties as shall be assigned to them by the secretary and treasurer, respectively, or by the chairman of the board, the president, or the board of directors.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

        Section 6.1 Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board of directors or the president or a vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder of stock in the corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        Section 6.2       Signatures.   Any of or all the signatures on the
certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

        Section 6.3       Lost, Stolen or Destroyed Certificates.   The board
of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 6.4       Transfer of Stock.   Upon surrender to the
corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        Section 6.5       Registered Stockholders.   The corporation shall
be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.



                                   ARTICLE VII

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

        Section 7.1 Indemnification in Actions Arising Out of Capacity as Officer, Directors, Employee or Agent. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The corporation shall have the power in its discretion to indemnify any employee or agent of the corporation in the same manner as the corporation is required to indemnify its officers and directors under this Section 7.1. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Section 7.2 Indemnification in Actions by or in Right of Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be able to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. The corporation shall have the power in its discretion to indemnify any employee or agent of the corporation in the same manner as the corporation is required to indemnify its officers and directors under this
Section 7.2.

        Section 7.3       Indemnification When Successful on Merits or
Otherwise.   To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1 and 7.2 of this
Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        Section 7.4       Determination of Meeting Applicable Standard.
Any indemnification under Sections 7.1 and 7.2 of this Article VII
(unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 7.1 and 7.2 of this
Article VII. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders.

        Section 7.5 Payment of Expenses in Advance of Disposition of Action. Expenses incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VII. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        Section 7.6       Nonexclusivity of Article.   The indemnification
and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided by this Article VII shall not be exclusive of any powers, rights, agreements or undertakings which may be legally permissible or authorized by or under any applicable law but, notwithstanding any other provision of this Article VII, the indemnification authorized and provided by this Article VII shall be applicable only to the extent that such indemnification shall not duplicate indemnity or reimbursement which such person has received or shall receive otherwise than under this Article VII.

        Section 7.7       Insurance.   The corporation may purchase and
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this
Article VII or otherwise.

        Section 7.8       Constituent Corporations.   For purposes of this
Article VII, references to "the corporation" shall include, in addition to this corporation, any constituent corporation (including any constituent of a constituent) absorbed by this corporation in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        Section 7.9       Definitions.   For purposes of this Article VII,
the phrases "other enterprises," "fines," "serving at the request of the corporation" and "not opposed to the best interests of the corporation" shall, in addition to the normal meanings of said phrases, be deemed to include the meanings ascribed to said phrases in Section 145(i) of the General
Corporation Law of the State of Delaware or any successor provision thereto.




                                  ARTICLE VIII

                               GENERAL PROVISIONS

        Section 8.1       Dividends.   Dividends upon the capital stock of the
corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation and applicable law. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

        Section 8.2       Reserves.   Before payment of any dividend, there
may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        Section 8.3       Checks.   All checks or demands for money and notes
of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

        Section 8.4       Fiscal Year.   The fiscal year of the corporation
shall be fixed by resolution of the board of directors.

        Section 8.5       Seal.   The corporate seal shall have inscribed
thereon the name of the corporation and the words "Corporate Seal" and "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        Section 8.6       Contracts.   Except as otherwise required by law, the
certificate of incorporation or these by-laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the corporation by such officer of officers of the corporation as the board of directors may from time to time direct. Such authority may be general or confined to specific instances as the board may determine. The chairman of the board, president or any vice president may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the corporation. Subject to any restrictions imposed by the board of directors, the chairman of the board, president or any vice president of the corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

        Section 8.7       Voting of Corporation's Securities.   Unless
otherwise ordered by the board of directors, the chairman of the board, the president or any vice president, or such other officer as may be designated by the board of directors to act in the absence of the chairman of the board, president or any vice president, shall have full power and authority on behalf of the corporation to attend and to act and to vote, and to execute a proxy or proxies empowering others to attend and to act and to vote, at any meetings of security holders of any corporation in which the corporation may hold securities, and at such meetings the chairman of the board, the president, any vice president, or such other officer of the corporation, or such proxy shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The secretary or any assistant secretary may affix the corporate seal to any such proxy or proxies so executed by the chairman of the board, the president, any vice president, or such other officer, and attest the same. The board of directors by resolution from time to time may confer like powers upon any other person or persons.

        Section 8.8       Procedure.   The accounts, books and records of the
corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the board of directors, and it shall be duty of the board of directors to cause such audit to be done annually.

        Section 8.9       Resignations.   Any director or any officer,
whether elected or appointed, may resign at any time by giving written notice of such resignation to the chairman of the board, the president or the secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the chairman of the board, the president or the secretary, or at such later time as is specified therein. No formal action shall be required by the board of directors or the stockholders to make any such resignation effective.



                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

                These by-laws may be altered, amended, or repealed at any meeting of the board of directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the board of directors, in a notice not less than two (2) days prior to the meeting; provided, however, that, in the case of amendments by stockholders, notwithstanding any other provisions of these by-laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the corporation required by law, the certificate of incorporation or these by-laws, the affirmative vote of the holders of at least eighty percent (80%) of the total votes of all of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these by-laws.


HISTORY OF BY-LAWS

1.    Amended and Restated - March 3, 2003